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                                                                    EXHIBIT 10.3


                    SOFTWARE MARKETING AGREEMENT - QDMC/PCTP

         This Software Marketing Agreement ("the Agreement") is entered into on this 15th day of September, 1997 (the "Effective Date") by and between Shell Oil Products Company, a Delaware corporation, acting for itself and as agent for Shell Oil Company, a Delaware corporation (collectively, "Shell"), and Simulation Sciences, Inc., a Delaware corporation ("SIMSCI").

                                    RECITALS

         WHEREAS, SIMSCI and Shell are complementary in their specific areas of competence; and

         WHEREAS, SIMSCI is a software technology company delivering process simulation and rigorous real time optimization solutions, serving in segments of process industries; and

         WHEREAS, Shell is in the business of, among other things, the exploration and production, refining and marketing, and processing of petrochemical products; and

         WHEREAS, Shell has developed and is the owner of certain computer software programs; and

         WHEREAS, Shell desires to grant to SIMSCI, and SIMSCI desires to receive from Shell, certain rights to market, sell and evaluate such computer software programs, all on the terms and conditions set forth herein

         WHEREAS, The parties have entered into that certain term sheet dated May 29, 1997 concerning the subject matter hereof (the "Term Sheet"); and

         WHEREAS, The parties now desire to supersede the Term Sheet by entering into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:


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                                    AGREEMENT

1. DEFINITIONS Capitalized terms in this Agreement have the following meanings:

         1.1 "Affiliated Entities" shall mean (i) Affiliates as of May 29, 1997 and (ii) Subsidiaries.

         1.2 "Affiliates" shall mean [*], a company of [*], [*], an [*] company, and any company (other than Shell) in whatever country organized, in which either or both of said companies shall, at the time in question and directly or indirectly through one or more intermediaries, [*] or more of the stock having the [*] or, any company (other than Shell), in whatever country organized, in which Shell, at the time in question and directly or indirectly through one or more intermediaries, owns or has the power to exercise control of [*] or more of the stock with the [*].

         1.3 "Derivative Work" is a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owner(s) of the underlying work as described under United States copyright laws. A Derivative Work is subject to the ownership rights and licenses of a party or of others in the underlying work.

         1.4 "Documentation" shall mean all technical documentation and procedural and instructional manuals regarding the use of the Programs including on-line help capabilities.

         1.5 "Error" shall mean a substantial nonconformity of the Programs with the corresponding user documentation.

         1.6 "Intellectual Property Rights" shall mean all current and future worldwide patents and other patent rights, utility models, copyrights, trade secrets, trademarks and other intellectual property rights, including without limitation all applications and registrations with respect thereto.

         1.7 "Marketing and Demonstration Materials" shall mean Product brochures, manuals, technical specification sheets, demonstration presentations, Product education and training materials, Product descriptions including those used in electronic online services, and other marketing sales literature used by Shell in connection with its marketing activities or provided by Shell to SIMSCI for SIMSCI's use in connection with marketing activities.

         1.8 "Products" shall mean the Programs in object code form and the Documentation.

         1.9 "Programs" shall mean solely the Shell computer software programs listed in Exhibit A and all New Versions thereof.


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         1.10 "Scoping Study" shall mean the research, development and planning efforts undertaken by SIMSCI in connection with integrating the Products with SIMSCI's products, including ROMEO, PRO/II and PROVISION, which may include the preparation of a business plan for the commercialization of such new integrated products.

         1.11 "Source Code" shall mean software in human-readable form, including all related programmers' comments, data files and structures, header files, include files, make files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts


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and logic diagrams, schematics, annotations and documentation reasonably necessary or useful in enabling an independent third party programmer with reasonable programming skills to create, operate, maintain, modify and improve the software without the help of any other person. Data files containing Source Code must be in standard ASCII format and be readable by a text editor.

         1.12 A "Subsidiary" shall mean a corporation, company, or other entity, in whatever country organized, in which, (i) as of the Purchase Date, (x) Shell or an Affiliate directly or indirectly through one or more intermediaries has the [*] or (y) Shell or an Affiliate [*] or (ii) after the Purchase Date, Shell or an Affiliate directly or indirectly through one or more intermediaries owns at least [*] of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority). With respect to a corporation, company or other entity whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) become at least [*] owned or controlled by Shell after the Purchase Date during the term of this Agreement, only such a corporation, company or other entity that is not a competitor of SIMSCI shall be deemed to be a Subsidiary. For purposes of this Section 1.12 a competitor of SIMSCI shall mean an entity that is in the business of developing and marketing for commercial purposes computer software in direct competition with the Programs. Further, with respect to interests acquired after the Purchase Date, any such corporation, company, or other entity shall be deemed to be a Subsidiary for only so long as such ownership or [*] exists.

         1.13 "New Versions" means Error corrections and enhancements in features and functionality of the Programs whether designated by a change in the number to the right or left of the decimal point.

2.       LICENSE GRANTS

         2.1 Marketing License. Shell hereby grants to SIMSCI during the term of this Agreement an exclusive, worldwide, fully paid-up, royalty-free license under all its Intellectual Property Rights in the Programs to perform, display, adapt, reproduce, and distribute to end users, in any medium or distribution technology whatsoever, whether known or unknown, and either alone or in connection with other products, the Products and associated Marketing and Demonstration Materials.

         2.2 Source Code License. Shell hereby grants to SIMSCI during the term of this Agreement an exclusive, fully paid-up, royalty-free license to use, have used, make, have made, import, have imported, reproduce, have reproduced, display, have displayed, perform, have performed, prepare and have prepared Derivative Works of and distribute and have distributed the Programs in Source Code form for the exclusive and sole purpose of [*]. SIMSCI shall own all right, title and interest in and to any Derivative Works created in connection with the Scoping Study, including without limitation all Intellectual Property rights therein and related thereto.



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         2.3 Limitation. The rights granted in Section 2.1 and 2.2 are subject to the rights in existence as of the Effective Date of Affiliated Entities and those companies listed on Exhibit B to which licenses were granted prior to June 30, 1997 ("Existing Licensees") to use, reproduce and display the Products internally which shall continue in full force and effect until such rights expire or are terminated. Further, Shell and any Affiliated Entities reserve the right to use, copy, reproduce, display and prepare Derivative Works of the Products solely for internal purposes. In no event during the term of this Agreement shall Shell or any Affiliated Entity market, sell or distribute the Products or the Programs to any third party, and Shell agrees that it will direct to SIMSCI all inquiries from third parties interested in obtaining a license to use the Products.

         2.4      Certain License Provisions.

                  2.4.1 SIMSCI shall use commercially reasonable efforts to include in agreements relating to use of the Programs, to the extent customary in the industry and permitted by the law of the jurisdiction in which the agreement is likely to be interpreted or enforced, terms which:

                           (a) proscribe or limit decompilation, reverse
                  engineering, or other surreptitious accessing of the Programs to reveal any trade secrets or other proprietary know-how embodied therein to which the sublicensee is not granted rights; and

                           (b) protect Shell's intellectual property rights in
                  the Programs to substantially the same degree as SIMSCI's intellectual property rights are protected.

                  2.4.2 SIMSCI shall include agreements relating to use of the Program, to the extent permitted by the law of the jurisdiction in which the agreement is likely to be interpreted or enforced, terms which:

                           (a) provide a disclaimer of the implied warranties of
                  merchantability and fitness for a particular purpose on behalf of its licensors with respect to the Programs;

                           (b) provide an exclusion of SIMSCI's licensors'
                  liability for incidental, consequential and indirect damages; and

                           (c) provide a limitation of SIMSCI's licensors'
                  maximum liability to the amount that a licensee has paid in licensing fees or royalties.

Notwithstanding the foregoing, it is understood that such provisions may not be enforceable in a particular jurisdiction or with respect to a particular agreement, and that it may not be commercially feasible for SIMSCI to negotiate successfully the inclusion of such provisions in a particular agreement.



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         2.5 Notices. SIMSCI shall ensure that all copies of the Programs or any
Documentation which are distributed to any third party bear all of the legends, marks, and notices as follows:

                  2.5.1 the words "CONTAINS LICENSED PROPRIETARY MATERIAL OF SHELL OIL COMPANY" or a copyright notice,

                  2.5.2 a restricted-rights legend conforming to the Federal Acquisition Regulations (FARs) then in effect that apply to software developed entirely at private expense,

                  2.5.3 indicators of trademark claim or registration wherever any Shell trademark appears.

3.       DELIVERY AND PAYMENT

         3.1 Delivery. Within thirty (30) days of the Effective Date, Shell agrees to deliver, at Shell's expense, to SIMSCI the Products (on such media as may be mutually agreed by the parties) and Source Code for the Programs. Shell shall deliver at least two (2) electronic copies of the Documentation and at least two (2) electronic copies of the Marketing and Demonstration Materials should any such materials exist.

         3.2 License Fee. In consideration of the rights and licenses granted in
Section 2 hereof, SIMSCI shall pay to Shell a one-time license fee of One Million Dollars ($1,000,000) (the "License Fee"). SIMSCI shall not be obligated to pay to Shell any other fee or royalty for the licenses and rights granted herein. SIMSCI shall pay the License Fee in cash (by check or wire transfer) upon the Effective Date. The amount of the License Fee allocable to the Program and other intangibles and the amount allocable to the Documentation, Marketing and Demonstration Materials and other tangible items is set forth on Attachment 2 to Exhibit C.

4.       TECHNICAL ASSISTANCE AND SUPPORT

         4.1 Technical Assistance During Scoping Study. Shell will assist SIMSCI as reasonably requested with the Scoping Study. SIMSCI agrees to estimate the amount of effort needed and Shell agrees to use its best efforts with respect to each such request to cause appropriately skilled individuals employed by Shell to be made available to SIMSCI to assist in its commercialization and integration of the Programs. In particular, Shell agrees that [*] shall be available for at least [*] of [*] working time until [*]. Any consulting services shall be at SIMSCI's expense based on Shell's cost as charged by Shell to any Affiliated Entity which is based upon the experience of the employee and the employee's years of service and pay level; provided such cost shall not exceed $[*] per hour for services of [*] and $[*] per hour for all other employees. Shell shall provide SIMSCI with specific employee charge rates as employees are requested by and assigned to assist SIMSCI. Shell further agrees to use its best efforts to cause its Affiliates, including Shell Services Company, to


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negotiate consulting agreements with SIMSCI to provide assistance in SIMSCI's commercialization and integration of the Programs. Any invention, idea, design, works of authorship or intellectual



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property created by any Shell employee that is (i) related to the Scoping Study,
SIMSCI products or the Programs, (ii) the result of work performed directly for SIMSCI and (iii) created during the term of this Software Marketing Agreement shall be the sole property of SIMSCI and Shell hereby assigns to SIMSCI all Shell's right, title and interest thereto including all Intellectual Property Rights therein. Shell warrants that each such individual shall be an employee of Shell shall have signed an invention assignment agreement assigning to Shell all rights in works created by such individual in the performance of his or her services.

         4.2 Maintenance and Support. Shell will deliver all New Versions of the Programs to SIMSCI promptly upon completion of such items. SIMSCI shall be responsible for first level support to all its customers of the Programs and Shell shall provide back up technical support to SIMSCI by telephone and e-mail. Shell will not respond to inquiries directly from SIMSCI customers other than as may be called for pursuant to the Marketing Cooperation Letter entered into between the parties. Shell shall use its best efforts to correct Errors reported by SIMSCI and shall respond to requests for support from SIMSCI with a level of effort commensurate with the severity of the Errors reported by SIMSCI.

         4.3 Training. At SIMSCI's request, Shell shall provide training sessions for technical training to SIMSCI sufficient to enable SIMSCI to effectively market the Products. Such training shall be held at Shell's Process Control training facility at its Westhollow Technology Center, provided that SIMSCI shall bear the costs of travel and related expenses of SIMSCI trainees and pay to Shell a fee not to exceed $[*] per day per student for such training with a minimum of [*] and maximum of [*] students per training session.

         4.4 No Claims. Neither party shall bring, directly or indirectly, any action, claim or proceeding against the other party (the "Hiring Party") as a result of the Hiring Party hiring the employees of the other party so long as the Hiring Party did not actively solicit such employees.

5.       OPTION TO ACQUIRE

         5.1 Option. During the term of this Agreement, SIMSCI shall have an exclusive option to acquire from Shell (the "Option") all of Shell's right, title and interest in and to the Programs (including all object code and Source Code and Intellectual Property Rights therein) and related assets on the terms and conditions set forth in Exhibit C. To exercise the Option SIMSCI must provide Shell with written notice of its election along with tender of payment of the Purchase Price by no later than midnight on [*].

         5.2 Due Diligence. Upon reasonable advance notice, SIMSCI and its agents shall have full access, upon reasonable request and during normal business hours to the officers, employees,

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records, financial statements, customer lists, supplier lists, contracts and other business information of Shell related to the Assets (as defined in Exhibit
C) in order to conduct due diligence with respect to the Assets.

6.       CONFIDENTIALITY

         6.1 Definition. "Confidential Information" means information of a proprietary or confidential nature disclosed by either party to the other party, whether directly or indirectly, and whether in writing, orally or by inspection of tangible objects, which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is designated as being confidential or proprietary at the time of disclosure. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, including filings with government agencies such as the Securities and Exchange Commission, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

         6.2 Non-use; Non-disclosure; Maintenance of Confidentiality. Each party agrees not to use the Confidential Information disclosed to it by the other party for any purpose except to carry out its rights and obligations under this Agreement. Neither party will disclose the Confidential Information of the other to third parties or to its employees, except employees who are required to have the information in order to carry out such party's obligations under this Agreement. Each party agrees that it shall take reasonable measures to protect the secrecy of and to avoid the disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own confidential information, and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content at least as protective of Confidential Information as the provisions hereof prior to any disclosure of Confidential Information to such employees. Each party may disclose Confidential Information to its subsidiaries and other affiliates, except with respect to Shell, no disclosures may be made to affiliates which are competitors of SIMSCI, provided that any subsidiary or other affiliate prior to disclosure agrees in writing to be bound by the provisions of these sections.


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7.       REPRESENTATIONS AND WARRANTIES

         7.1 Warranties. Shell represents and warrants to SIMSCI that (i) Shell owns all right, title and interest in and to the Programs and Documentation and all Intellectual Property Rights therein and related thereto; (ii) it has the full right, power, and privilege to grant the rights herein; (iii) there are no outstanding agreements, assignments or encumbrances inconsistent with the provisions of this Agreement; (iv) except as set forth in Exhibit B there is no, and Shell shall not grant, any right, license or interest inconsistent with the rights granted to SIMSCI herein and Shell has not granted any right or license to the Programs to any third party other than Affiliated Entities; (v) to the best of Shell's knowledge there are no threatened or pending actions, suits, investigations, claims or proceedings in any way related to the Programs and Documentation and/or Intellectual Property Rights relating thereto; (vi) to the best of Shell's knowledge the exercise of SIMSCI's rights hereunder does not infringe the Intellectual Property Rights of any third party; (vii) the Programs conform to their specifications and any representations made in writing by Shell to SIMSCI, and (viii) Exhibit B sets forth the identity of all third parties to which Shell has provided copies of the Programs and the scope of rights granted to each such third party. Shell also represents and warrants that if the Programs, when used in accordance with their associated documentation, are not capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Programs properly exchange accurate date data with the Programs, Shell will correct such problem at no charge to SIMSCI.

         7.2 Disclaimer. THE WARRANTIES SET FORTH IN SECTION 7 ARE IN LIEU OF ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AND SHELL SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         7.3 Separate Representations. Each of the warranties set forth in this
Section 7 shall be separate and independent and, except as expressly provided to the contrary, shall not be limited by reference to or inference from any other warranty in this Agreement or any term of this Agreement.

8.       INDEMNITY

         8.1 Indemnification for breach of Warranties. Shell agrees to indemnify and hold harmless SIMSCI, its affiliates, customers and its and their end users, from any third party claim, suit or proceeding ("Claim") against them based on Shell's breach of the warranties contained in Section 7.1 and to pay any damages, settlement amounts and costs (including reasonable attorneys' fees and court costs) relating to such a Claim. Shell will only pay settlement amounts authorized by Shell and all costs, damages and attorneys' fees that a court finally awards. SIMSCI shall promptly provide to Shell notice of any Claim, and cooperate with and allow Shell to control the defense of any Claim and any settlement negotiations. SIMSCI may participate in the proceedings at its option and expense.



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         8.2 Intellectual Property Indemnification. Shell agrees to indemnify and hold harmless SIMSCI, its affiliates, customers and its and their end users, from any Claim against them based on an allegation that the Programs infringe any patent, copyright, trade secret or other intellectual property right of any third party, and to pay any damages, settlement amounts and costs (including reasonable attorneys' fees and court costs) relating to such a Claim. In addition to any remedies specified in this Agreement, SIMSCI may pursue any other remedy it may have in law or in equity. Shell will pay any settlement amounts authorized by Shell and all costs, damages and attorneys' fees that a court finally awards. SIMSCI shall promptly provide to Shell notice of any Claim, and cooperate with and allow Shell to control the defense of any Claim and any settlement negotiations. SIMSCI may participate in the proceedings at its option and expense.

         8.3 Procedure. SIMSCI shall notify Shell in writing of any Claim for which it seeks indemnification under Section 8.1 above; and give Shell the exclusive authority to defend or settle such Claim (it being understood that SIMSCI may participate with counsel of its choosing at SIMSCI's own expense); and, at Shell's expense (except for the value of the time of SIMSCI's employees), give Shell reasonable information and assistance to settle and/or defend any such Claim. Shell shall not have the right to settle any Claim in a manner that is prejudicial to the interests of SIMSCI without SIMSCI's prior written consent.

9.       LIMITATION OF LIABILITY

         EXCEPT FOR LIABILITY ARISING UNDER SECTION 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND, HOWEVER CAUSED AND WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), IN CONNECTION WITH THE LICENSES GRANTED HEREUNDER OR IN THE ASSIGNMENT AGREEMENT AND EXERCISE OF RIGHTS THEREUNDER. THE FOREGOING LIMITATIONS SET FORTH IN THIS SECTION 9 SHALL APPLY REGARDLESS OF WHETHER A PARTY KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES, COSTS, OR EXPENSES. THE PARTIES AGREE THIS SECTION 9 REPRESENTS A REASONABLE ALLOCATION OF RISK.

10.      TAXES

         Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Products under this Agreement. Neither party is responsible for taxes that may be imposed on the other party. Situations may arise where governmental authorities require SIMSCI to withhold from amounts payable to Shell. In such cases, SIMSCI may withhold the amount of taxes due from payments to be made to Shell under this Agreement and remit the taxes withheld to the governmental authority.



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11.     TERM AND TERMINATION

        11.1 Term. This Agreement shall commence upon the Effective Date and shall remain in effect until the earlier of [*] or the date of exercise by SIMSCI of the Option.

        11.2. Effect of Termination; Survival. In the event that SIMSCI has not elected to exercise the Option, upon expiration of the Agreement, SIMSCI may retain a reasonable number of copies of the Programs (in both object and Source Code format) and the Documentation sufficient to provide support to its customers and all rights and licenses granted by Shell to SIMSCI shall cease, except SIMSCI shall continue to have all necessary rights and licenses to perform the following activities: (a) SIMSCI may continue to exercise the rights and licenses granted under this Agreement for up to six months after termination to fill customer orders SIMSCI receives before the expiration date,
(b) for as long as necessary to provide maintenance and subsidiaries for internal use, other than as provided in this Section 11.2, shall terminate and SIMSCI shall immediately refrain from selling, releasing or developing and products embodying the Programs or parts thereof. All rights and licenses to use the underlying works of Derivative Works developed by SIMSCI during the Scoping Study shall terminate. All rights and licenses granted to SIMSCI's customers and to SIMSCI for internal use as provided in this Section 11.2 shall survive and continue and shall in no way be affected by such termination of this Agreement. Sections 1, 4.4, 6, 7, 8, 9, 11 and 12 shall survive any expiration of this Agreement.

12.     GENERAL

        12.1 Governing Law. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods; rather such rights and obligations shall be governed by and construed under the laws of Texas.

        12.2 Arbitration. Any controversy or claim ("claim") whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this section) arising out of or related to this Agreement (including any amendments or extensions), or the breach or termination thereof shall be settled by arbitration in accordance with then current rules and procedures of the Commercial Rules of Arbitration of the American Arbitration Association by one
(1) arbitrator appointed in accordance with such rules. The arbitration and any award shall be in the English language. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The arbitration shall be held in Houston, Texas. The arbitrator shall determine the claims of the parties and render a final award in accordance with the substantive law of the State of Texas, excluding the conflicts



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provisions of such law. The arbitrator shall set forth the reasons for the award in writing. Any claim by either party shall be time-barred if the asserting party commences arbitration with respect to such claim later than two (2) years after the cause of action accrues. All statutes of limitations and defenses based upon passage of time applicable to any claim of a defending party (including any counterclaim or setoff) shall be tolled while the arbitration is pending. The obligation to arbitrate any claim shall extend to the successors, assigns and third party beneficiaries of the parties. Any discovery shall occur by agreement of the parties, or by order of the arbitrator upon a finding of good cause. Each party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding. In order to prevent irreparable harm, the arbitrator shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator, a party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitrator has not already commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten
(10) days after the appointment of the arbitrator (or in any event for longer than sixty (60) days). If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any part of this provision.

         12.3 Notice. All notices required or permitted under this Agreement will be in writing and will be deemed given when: (i) delivered personally; (ii) sent by confirmed telex or facsimile; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iv) one (1) day after deposit with a commercial overnight carrier specifying next day delivery, with written verification of receipt. All communications will be sent to the respective addresses set forth below or to such other address as may be designated by a party by giving written notice to the other party pursuant to this Section 12.3.

                  (a)      if to SIMSCI, to:
                           Simulation Sciences Inc.
                           601 Valencia Avenue, Suite 100
                           Brea, California 92823
                           Attention:  Charles R. Harris
                           Telephone No.: (714) 579-0412
                           Telecopy No.:  (714) 579-0951

                           with a copy to:
                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:  Mark Bonham


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                           Telephone No. (415) 493-9300
                           Telecopy No.:  (415) 493-6811

                  (b)      if to Shell, to:

                           Shell Oil Products Company
                           Westhollow Technology Center
                           P.O. Box 1380
                           Houston, Texas 77251
                           Attention:  Paul Cuneo
                           Telephone No:  (281) 544-7401
                           Telecopy No.:  (281) 544-8650

                           with a copy to:

                           Shell Oil Company
                           Intellectual Property-Legal
                           P.O. Box 2463, Houston, TX 77252-2463
                           Attention: Kim Muller
                           Telephone:  (713) 241-2698
                           Facsimile:  (713) 241-6617

         12.4 Independent Contractors. Nothing contained or done pursuant to this Agreement shall be deemed or construed to create any partnership, joint venture, or agency relationship between the parties hereto. Furthermore, the parties agree that this Agreement does not constitute a partnership for tax purposes. In the event that it is so construed, however, the parties agree to be excluded from the provisions of Subchapter K of the United States Internal Revenue Code of 1986, as amended. In no event shall such relationship constitute a partnership for U.S. federal income tax purposes.

         12.5 Headings. The section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         12.6 Force Majeure. Neither party will be liable for any failure or delay in its performance under this Agreement due to causes which are beyond its reasonable control.

         12.7 No Waiver; Modifications. No amendment or modification of this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

         12.8 Assignment. Neither party may assign this Agreement without the prior written consent of the other party, except that either party may assign this Agreement to an entity into which it has merged or which has otherwise succeeded to all or substantially all of its business and assets to which this Agreement pertains by merger, reorganization or otherwise, and which has assumed in writing or by operation of law its obligations under this Agreement. Any attempted assignment in violation of this Section 12.8 shall be null and void and shall entitle the non-defaulting party to terminate this Agreement. Subject to the foregoing, the rights and liabilities of the parties hereto will bind and inure to the benefit of the parties and their respective permitted successors, executors and administrators, as the case may be.

         12.9 Severability. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision, and the parties shall negotiate, in good faith, an enforceable substitute provision that most nearly effects the parties' intent in entering into this Agreement.

         12.10 Entire Agreement. This Agreement [including the Confidentiality Agreement of February 4, 1996] is the complete and entire agreement between the parties regarding the subject matter hereof, and shall supersede and replace any and all prior agreements, communications, and understandings (both written and oral), including without limitation the Term Sheet dated May 29, 1997 between the parties, regarding such subject matter. Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement.

         12.11 No Restriction. This Agreement is not to be construed as a commitment or obligation, express or implied, on the part of SIMSCI that SIMSCI will market, sell, purchase, license or sublicense any Products under this Agreement. SIMSCI agrees that it will not independently develop programs that may be competitive with the Products, however SIMSCI shall not be restricted from acquiring, and thereafter developing, programs that may be competitive with the Products. In the event of such acquisition SIMSCI shall notify Shell. SIMSCI shall have full freedom and flexibility and sole and exclusive control over all aspects of its business, including, without limitations (i) sales policies, (ii) credit practices, (iii) hiring and supervision of personnel, (iv) marketing, advertising, and promotion, (v) contracting, (vi) billing and collection; (vii) pricing; and (viii) establishing the terms and conditions under which the Products and Services are offered to customers. Nothing in this Agreement shall be construed to restrict SIMSCI from conducting any other business relating to any third party's computer software products.


SHELL OIL PRODUCTS COMPANY               SIMULATION SCIENCES, INC.
FOR ITSELF AND AS AGENT FOR
SHELL OIL COMPANY


By:   /s/ Paul Cuneo                     By:   /s/ Charles R. Harris
      -------------------------------          ---------------------------------

Title: Director of Technology            Title: President and
      -------------------------------           Chief Executive Officer
                                               ---------------------------------

Date: 9/11/97                            Date: 9/11/97
      -------------------------------          ---------------------------------

                                    EXHIBIT A

                           PROGRAMS AND DOCUMENTATION


1.       Shell Owned Software:

[*]


[*]  Confidential Treatment Requested

                                    EXHIBIT B

                               EXISTING LICENSEES

1.       [*]

2.       [*]

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT


         The following terms and conditions shall become effective upon the date on which SIMSCI elects to exercise the Option (the "Purchase Date") pursuant to
Section 5 of the Software Marketing Agreement dated September 15, 1997. Capitalized terms used herein but not otherwise defined shall have the meaning defined in the Software Marketing Agreement.

1.       ASSIGNMENT OF ASSETS

         1.1 Assignment. Shell agrees to and hereby does irrevocably sell, assign and transfer to SIMSCI, without limitation or reservation, all worldwide right, title and interest in and to the following (collectively, the "Assets"):

                  (a) all rights and ownership of the Programs, including but not limited to all technical, design, development, installation, operation and maintenance information concerning the Programs, including Source Code, source documentation, source listings and annotations, engineering notebooks (if any such materials exist), example data and example results, as well as all reference manuals and support materials normally distributed to end-users and potential end-users in connection with the distribution of the Programs;

                  (b) all other physical and intangible assets, including without limitation, to the extent any such materials exist, customer lists, potential customer lists, proposals, operating manuals, accounting records, business strategy plans, projects under development, lead referral methods, co-selling arrangements, distribution methods and contacts, management plans and business opportunities relating to the Programs;

                  (c) all Intellectual Property Rights in the foregoing items in Sections (a) and (b) including without limitation U.S. Patent No. 4,616,308 (Morshedi et al.), any other patent rights, all copyrights, trade secrets, and any registrations, applications or filings relating thereto, processes, know-how, and any and all similar rights (collectively, the "Intellectual Property"). Notwithstanding the foregoing, any references to Shell, Shell Oil Company, Shell Oil Products Company, or any other Shell company, or any appearance of the Shell Pecten logo which are found in the foregoing items in Sections (a) and (b) shall not transfer rights in those trademarks, service marks and trade named; and

                  (d) all of Shell's claims against any parties relating to any of the foregoing in (a) through (c) and all of Shell's rights under contracts pertaining to the foregoing, including without limitation any license, development, consulting and maintenance agreements.


[*]  Confidential Treatment Requested

         1.2 Assumption of Obligations. SIMSCI shall not assume any liabilities with respect to the Assets unless otherwise agreed in writing in which case that parties shall make an appropriate adjustment to the Purchase Price.

         1.3 Further Assurances. Shell shall, and shall cause its Affiliated Entities, employees, agents and consultants to, without charge and promptly upon request by SIMSCI execute any and all document(s) reasonably requested by SIMSCI in order to (i) effect and perfect the assignment in Section 1.1, (ii) obtain, enforce or defend SIMSCI's Intellectual Property Rights in the Assets, and (iii) otherwise enable SIMSCI to obtain the full benefit of such assignment.

         1.4 Delivery. Within thirty (30) days of the Purchase Date Shell shall deliver to SIMSCI all Assets not previously delivered to SIMSCI. In addition, Shell shall deliver promptly upon release to any Affiliated Entity copies of all New Versions of the Programs prepared by Shell or by the Affiliated Entities which are within Shell's possession or control. Upon SIMSCI's request during the term of this Agreement, Shell shall also reduce to written summary and deliver to SIMSCI all such other information of which Shell is aware that SIMSCI may reasonably require to modify, debug, upgrade, support or otherwise correct Errors and/or operate the Programs.

2.       PURCHASE PRICE AND PAYMENT

         2.1 Purchase Price. In consideration for the foregoing assignment of the Assets, SIMSCI shall pay to Shell [*], (the "Purchase Price"). Attachment 2 sets forth the amount of the Purchase Price allocable to the Programs and intangible assets and the amount allocable to the Documentation, physical assets and other tangible items. Buyer shall pay and promptly discharge when due all sales and related taxes imposed or levied by reason of the sale of the Assets to Buyer.

         2.2 Payment. SIMSCI will pay the Purchase Price in a combination of cash (by check or wire transfer) and stock. Cash in the amount of [*] will be delivered by SIMSCI to Shell on the Purchase Date. Shares of SIMSCI Common Stock valued at [*] (calculated based on the average closing price for the ten (10) trading days seven days prior to the Purchase Date) will be issued to Shell, placed in an escrow account with a mutually agreed upon third party escrow agent (the "Escrow Agent") and, subject to the terms of the applicable escrow agreement by and among Shell, SIMSCI and the Escrow Agent, distributed to Shell by the escrow agent in accordance with the applicable escrow agreement and the following schedule: (i) 23% of the total Shares will be delivered on the first annual anniversary of the Purchase Date, (ii) 19% of the total Shares will be delivered on the second annual anniversary of the Purchase Date (iii) 29% of the total Shares will be delivered on the third annual anniversary of the Purchase Date, and (iv) 29% of the total Shares distributed will be delivered on the fourth annual anniversary of the Purchase Date. Shares remaining in the escrow account are referred to as the "Escrowed Shares". The shares released from escrow shall have the registration rights set forth in Exhibit D.

         2.3 Early Release of Escrow. If there is a Market Price Decline of (i) more than fifty percent (50%) and less than seventy percent (70%), then fifty percent (50%) of the remaining


[*]  Confidential Treatment Requested

Escrowed Shares shall be released promptly to Shell upon Shell's written request, and (ii) seventy percent (70%) or more, then eighty percent (80%) of the remaining Escrowed Shares shall be released promptly to Shell upon Shell's written request. "Market Price Decline" shall mean that the value per share of SIMSCI's common stock in the Nasdaq National Market, adjusted for stock splits, dividends and the like, as measured by the average closing price for any ten (10) consecutive trading days, is lower than the closing price of the SIMSCI's stock on the Purchase Date.

3. REPRESENTATIONS AND WARRANTIES OF SHELL. Shell represents and warrants to SIMSCI as follows:

         3.1      Intellectual Property.

                  (a) Attachment 1 sets forth a complete and accurate schedule of all Intellectual Property capable of being identified, identifying specifically (i) all patents and patent applications owned by Seller, including the country of filing, filing number, date of issue, expiration date and title;
(ii) all registered trademarks and service marks and all trademark and service mark applications, including country of filing, filing number, date of issue and expiration date; (iii) all common law trademarks, service marks and trade names;
(iv) all registered and unregistered copyrights; (v) all license, option and other agreements pursuant to which Shell acquired rights to any Intellectual Property and all license, option and other agreements, oral or written, pursuant to which Shell is obligated to pay royalties or other consideration to third parties with respect to any Intellectual Property; and (vi) all license, option and other agreements, oral or written, pursuant to which Shell has granted any third party any right to any Intellectual Property. Complete and accurate copies of all written agreements referred to in the foregoing clauses (v) and (vi) have been provided to SIMSCI.

                  (b) Except as set forth on Attachment 1, (i) Shell has all right, title and interest in and to the Intellectual Property; (ii) Shell has neither incorporated into nor relied on any software, technology or proprietary information of any third party in the creation of the Programs; (iii) Shell is not making use of any invention, software, technology or proprietary information in connection with the Programs in which any present or past employee of Shell or any other person has or has claimed an interest, and Shell has no knowledge of facts that could reasonably be expected to give rise to such a claim; (iv) Shell is in full compliance with all agreements pursuant to which it acquired any Intellectual Property; (vii) Shell has no knowledge that any third party is infringing upon any of the Intellectual Property.

         3.2 Agreements, Contracts and Commitments. Set forth on Attachment 1 is a list of all agreements, contracts and commitments (written or oral) relating to the Assets to which Shell is a party or by which it is bound in addition to those identified pursuant to Section 3.1 (a). Shell has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any contract. Each contract is in full force and effect and, to the knowledge of Shell, the other party to such contract has not breached, violated or defaulted under any of the terms or conditions of any contract. Shell has obtained all necessary consents, waivers and approvals of parties to any contract as are required to assign all rights and benefits thereunder to SIMSCI.

         3.3      Investment Representations.

                  (a) Investment Representation. Shell is acquiring the Shares for its own account, for investment and not with a view to the sale of distribution thereof, nor with any present intention of distributing or selling the same.

                  (b) Restricted Securities. Shell understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, and that the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration. Shell further understand that the exemption from registration afforded by Rule 144 (the provisions of which are known to Shell) issued under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales in limited amounts.

                  (c) Accredited Investor. Shell represents and warrants to SIMSCI that it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

                  (d) Access to Financial and Other Information. Shell has been furnished with, or has had access to, all information concerning SIMSCI, including the opportunity to raise questions of officers of SIMSCI, as Shell has deemed necessary or appropriate in order to enable it to make an informed investment decision with respect to the purchase of the Shares. Shell further represents and warrants to SIMSCI that (a) it has such knowledge and experience in financial matters that it is capable of evaluating the merits and risks of its investment in the Shares, and (b) its financial condition is such that it is able to bear all economic risks of the investment in the Shares, including a complete loss of its investment therein and the risk of holding the Shares for an indefinite period of time.

         3.4 Representations Complete. There is no fact, circumstance or condition of any kind or nature whatsoever known to Shell which reasonably could be expected to have a material adverse effect on the Assets which has not been set forth in this Agreement.

         3.5 Notification of Certain Matters. Shell shall give prompt notice to SIMSCI of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Shell contained in this Agreement to be untrue or inaccurate.

4.       REPRESENTATIONS AND WARRANTIES OF SIMSCI

         4.1 Representations and Warranties of SIMSCI. SIMSCI represents and warrants to Shell as follows:

                  (a) Organization, Standing and Corporate Power. SIMSCI is a corporation, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. SIMSCI and each Significant Subsidiary (as defined below) of SIMSCI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operating results or financial condition of SIMSCI and its consolidated subsidiaries, taken as a whole (a "Material Adverse Effect on SIMSCI"). SIMSCI has made available correct copies of its Amended and Restated Certificate of Incorporation and Bylaws, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary that constitutes a significant subsidiary of SIMSCI within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

                  (b) Capital Structure. The authorized capital stock of SIMSCI consists of 30,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, of which 100,000 shares are designated as Series A Participating Preferred Stock. On August 29, 1997, 10,929,170 shares of Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable. All shares of Common Stock to be issued to Shell as provided in Section 2.2 (the "Shell Shares"), upon issuance on the terms and conditions specified in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

                  (c) Authority; Noncontravention. SIMSCI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of SIMSCI has duly approved this Agreement and the transactions contemplated by this Agreement. The execution and delivery of this Agreement by SIMSCI and the consummation by SIMSCI of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of SIMSCI. This Agreement, when executed and delivered, will constitute a valid and binding obligation of SIMSCI, enforceable against SIMSCI in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable laws. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any lien upon any of the properties or assets of SIMSCI or any Significant Subsidiary under, (i) the Certificate of Incorporation or Bylaws of SIMSCI or the comparable organizational documents of any Significant Subsidiary, (ii) any contract, license, loan or credit agreement, note, lease or other agreement filed or incorporated by reference in any Company SEC Document (as defined below) as a "Material Contract" under Item 601 of Regulation S-K or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SIMSCI or any

Significant Subsidiary or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, obligations or liens that individually or in the aggregate would not have a Material Adverse Effect on SIMSCI or prevent or materially delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any United States Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, is required by or with respect to SIMSCI or any Significant Subsidiary in connection with the execution and delivery of this Agreement by SIMSCI or the consummation by SIMSCI of the transactions contemplated by this Agreement, except for (i) the filing of a Form 8-K with the SEC after the Closing, (ii) the listing of the SIMSCI Common Stock to be issued upon Closing on the Nasdaq National Market and (iii) such other consents, approvals, orders, authorizations, registrations, declarations or filings (x) as may be required under "blue sky" laws of various states or (y) the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on SIMSCI or prevent or materially delay the consummation of the transactions contemplated by this Agreement.

                  (d) SEC Documents; Financial Statements.

                           (i) Since January 1, 1997, SIMSCI has filed all
reports, registration statements, proxy statements and other documents required to be filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and, to the knowledge of SIMSCI, none of Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been corrected, modified or superseded by a later filed Company SEC Document.

                           (ii) The consolidated financial statements of SIMSCI
included in Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and presented fairly in all material respects the consolidated financial position of SIMSCI as of the dates thereof and the consolidated results of its operations and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (e) Absence of Certain Changes or Events. Except as disclosed in Company SEC Documents filed and publicly available prior to the date of this Agreement, from January 1, 1997 to the date of this Agreement, SIMSCI has conducted its business only in the ordinary course and there has not been any Material Adverse Effect on SIMSCI.

                  (f) Litigation. Except as disclosed in Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of SIMSCI, threatened against SIMSCI or any of its Significant Subsidiaries that, individually or in the aggregate, (i) would reasonably be expected to have a Material Adverse Effect on SIMSCI, or (ii) would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

5.       LICENSE TO SHELL

         5.1 License. Subject to the terms and conditions of this Assignment Agreement, SIMSCI hereby grants to Shell and the Affiliated Entities (but only for so long as they remain Affiliated Entities) a non-exclusive, non-transferable, worldwide, perpetual, fully paid-up, royalty-free license, without right of sublicense, to reproduce, have reproduced, modify, have modified, perform and display the Programs and Documentation in object code and Source code form, but only for Shell's and the Affiliated Entities internal use and not for external distribution. Shell shall not use the Programs and Documentation except as expressly permitted herein. Shell shall own all right, title and interest in and to any Derivative Works created solely by Shell, including without limitation, all Intellectual Property Rights therein subject to SIMSCI's in the underlying works.

         5.2 Restrictions. All rights not expressly granted herein are reserved by SIMSCI, and except for the licenses granted pursuant to Section 5.1 above, SIMSCI retains all right, title and interest in and to the Assets, including all Intellectual Property Rights therein. Nothing contained in this Agreement shall be construed as conferring upon Shell or the Affiliated Entities, by implication, estoppel or otherwise, any license or other right except the license and rights expressly granted herein. Except as otherwise expressly provided herein, the licenses granted herein are granted solely to Shell for its use and the use of the Affiliated Entities, and not, by implication or otherwise, to any other party. In the event Shell or an Affiliated Entity either acquires or divests itself of ownership interest in an entity or facility that is using or has a potential need to use the Programs (in any case, a "Transition Transaction"), then, (i) for a period of twelve (12) months from the effect date of the Transition Transaction (the "Transitional Period"), use of the Programs by such entity or facility shall be considered use for Shell's internal purposes under Section 5.1; and (ii) in the event that a Transition Transaction is an acquisition, during the Transition Period the parties hereto will discuss whether a contractual relationship other than this Agreement shall govern the continued use of the Programs by such newly acquired entity or facility. As used in this Section 5.2, "acquisition" shall mean any business transaction wherein Shell or an Affiliated Entity obtain rights of ownership in an entity or facility through any business venture, including but not limited to, any purchase, joint venture or partnership.

         5.3 Product Warranty. SIMSCI warrants that any version of the Program delivered to Shell by SIMSCI pursuant to the license granted in Section 5.1 shall substantially conform to its applicable specifications for a period of 90 days from the date of delivery.

6.       NON-COMPETE

         For a period of three years from the Purchase Date of this assignment, Shell agrees not to market, sell or distribute any products similar to or competitive with the Programs. It is understood that this restriction prohibits Shell from distributing any version of the Program or other Derivative Works thereof completed as of expiration of the three-year period and permits distribution only of those versions or other Derivative Works for which development is completed after the expiration of such period.

7.       MAINTENANCE AND DERIVATIVE WORKS

         7.1 Maintenance. SIMSCI will make maintenance services available to Shell and any Affiliated Entities on the same terms and conditions as it offers to other customers of the Programs.

         7.2 Derivative Works. The parties anticipate cooperating in the future with respect to the creation of Derivative Works of the Programs. If one party wishes to engage in a development project with the other party with respect to creating Derivative Works of the Programs, it may submit a proposal to the other party. Before beginning any work on such project the parties will complete and execute a statement of work setting forth mutually agreed upon specifications, development milestones, development costs, each party's obligations with respect to completion of such development project and each party's respective rights to the developed work. Except as specifically set forth otherwise in such statement of work, SIMSCI shall own all such Derivative Works and Shell shall have license rights to such works as set forth in Section 4 of this Assignment Agreement.

                                  ATTACHMENT 1


Third Party Software:

[*]

[*]  Confidential Treatment Requested

                                    EXHIBIT D

                               REGISTRATION RIGHTS

1.       REGISTRATION RIGHTS WITH RESPECT TO SHARES

         1.1      Definitions.

                  1.1.1 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, and the declaration or ordering of the effectiveness of such registration statement.

                  1.1.2 The term "Registrable Shares" means and includes the Shares issued to Shell under this Agreement; provided, however, that Registrable Securities shall not include any (a) Escrowed Shares, (b) Shares which have previously been registered, or (c) Shares which would otherwise be Registrable Shares if Shell would then be permitted to sell all of the Shares (including the Escrowed Shares) within any three (3) month period pursuant to Rule 144 under the Securities Act.

                  1.1.3 The term "Ownership Percentage" means and includes the number of Registrable Shares held by Shell divided by the total number of all other securities entitled to registration pursuant to agreements with SIMSCI approved by the Board of Directors and held by others participating in the underwriting.

                  1.1.4 The term "Securities Act" means the Securities Act of 1933, as amended.

                  1.1.5 The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by SIMSCI with the SEC.

                  1.1.6 The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                  1.1.7 The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.2 "Piggyback" Registration. If at anytime SIMSCI shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of SIMSCI exercising registration rights) any of its Common Stock (except shares to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon exercise of stock options, or shares issuable solely pursuant to employee benefit plans), it shall send to Shell written notice of such determination and, if within ten (10) days after receipt of such notice, Shell shall so request in writing, SIMSCI shall use its best efforts to include in such registration statement all or any part of the Registrable Shares that Shell requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by SIMSCI, the managing underwriter shall impose a limitation on the number of shares of Common Stock included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed as provided herein among the holders of such Common Stock having an incidental ("piggy back") right to include such Common Stock in the registration statement as provided below, then, to the extent any shares requested to be included in the registration remain available for registration after the underwriter's cut-back (the "Available Shares"), SIMSCI shall be obligated to include in such registration statement, with respect to Shell, only the product of (i) the number of Available Shares and (ii) Shell's Ownership Percentage, as that term is defined in Section 1.1.3. Notwithstanding the foregoing, no such reduction shall be made with respect to securities being offered by SIMSCI for its own account or by holders of securities who have requested SIMSCI to register such securities pursuant to a mandatory registration obligation of SIMSCI. If Shell disapproves of the terms of such underwriting, it may elect to withdraw therefrom by written notice to SIMSCI and the underwriter.

         1.3 Registration on Form S-3. After SIMSCI has qualified for the use of Form S-3, Shell shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares), subject only to the following limitations:

                  1.3.1 SIMSCI shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145 under the Securities Act);

                  1.3.2 SIMSCI shall not be obligated to cause a registration on Form S-3 to become effective prior to expiration of one hundred eighty (180) days following the effective date of the most recent registration pursuant to a request by Shell under this Agreement or pursuant to a request by a holder of registration rights under any other agreement of SIMSCI granting Form S-3 demand registration rights;

                  1.3.3 SIMSCI shall not be required to effect a registration pursuant to this Section 1.3.3 unless Shell proposes to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000; and

                  1.3.4 SIMSCI shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding ninety (90) days from the effective date thereof. SIMSCI shall give notice to Shell and all holders of registration rights under any other agreement of SIMSCI granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section 1.3.4 and shall provide a reasonable opportunity for all such other holders to participate in the registration.

         1.4 Indemnification of Shell. In the event that SIMSCI registers any of the Registrable Shares under the Securities Act, SIMSCI will indemnify and hold harmless Shell and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls Shell or any such underwriter within the meaning of
Section 15 of the Securities Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse Shell, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by SIMSCI) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by SIMSCI of any rule or regulation promulgated under the Securities Act applicable to SIMSCI and relating to action or inaction required of SIMSCI in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to SIMSCI in connection therewith by Shell, or any such controlling person expressly for use therein. Promptly after receipt by Shell, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against SIMSCI, Shell, or such underwriter or such controlling person, as the case may be, will notify SIMSCI in writing of the commencement thereof, and, subject to the provisions hereinafter stated, SIMSCI shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Shell, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against SIMSCI. Shell, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of SIMSCI unless the employment of such counsel has been specifically authorized by SIMSCI. SIMSCI shall not be liable to indemnify any person for any settlement of any such action effected without SIMSCI's consent. SIMSCI shall not, except with the approval of each party being indemnified under this Section 1.4, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

         1.5 Indemnification of SIMSCI. In the event that SIMSCI registers any of the Registrable Shares under the Securities Act, Shell will indemnify and hold harmless SIMSCI, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls SIMSCI within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse SIMSCI and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to SIMSCI in connection therewith by Shell, expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Shell, SIMSCI will notify Shell in writing of the commencement thereof, and Shell shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to SIMSCI) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Shell. SIMSCI and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of Shell unless employment of such counsel has been specifically authorized by Shell. Notwithstanding the two preceding sentences, if the action is one in which SIMSCI may be obligated to indemnify Shell pursuant to Section 1.4, SIMSCI shall have the right to assume the defense of such action, subject to the right of Shell to participate therein as permitted by Section 1.4. Shell shall not be liable to indemnify any person for any settlement of any such action effected without Shell's consent. Shell shall not, except with the approval of SIMSCI, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

         1.6 Exchange Act Registration. SIMSCI will use its best efforts to file on a timely basis with the Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, shall use its best efforts to take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to SIMSCI's Common Stock. SIMSCI shall furnish to Shell forthwith upon request (i) a written statement by SIMSCI as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of SIMSCI as filed with the Commission, and
(iii) any other reports and documents that Shell may reasonably request in availing itself of any rule or regulation of the Commission allowing Shell to sell any such Registrable Securities without registration.

         1.7 Further Obligations of SIMSCI. Whenever SIMSCI is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                  1.7.1 Furnish to Shell such copies of each preliminary and final prospectus and any other documents that Shell may reasonably request to facilitate the public offering of its Registrable Shares;

                  1.7.2 Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or 'blue sky" laws of such jurisdictions as Shell may reasonably request; provided, however, that SIMSCI shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                  1.7.3 Furnish to Shell a signed counterpart of,

                           (a) an opinion of counsel for SIMSCI, dated the
effective date of the registration statement;

                           (b) "comfort" letters signed by SIMSCI's independent
public accountants who have examined and reported on SIMSCI's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that SIMSCI is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities; and

                  1.7.4 Furnish to Shell, upon request, a copy of all documents filed and all correspondence from or to the Commission in connection with any such offering unless confidential treatment of such information has been requested of the Commission.

         1.8 Expenses. In the case of a registration under Sections 1.2 or 1.3, SIMSCI shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Commission filing fees and "blue sky" fees and expenses; provided, however, that SIMSCI shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements in excess of an aggregate of $5,000 of more than one counsel for Shell in connection with the registration of its Registrable Shares, (ii) any portion of the underwriter's commissions or discounts attributable to the Registrable Shares being offered and sold by Shell, or (iii) any of such expenses if the payment of such expenses by SIMSCI is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited; and provided further, that, in the event the registration under the Securities Act is initiated by Shell pursuant to Section 1.3 of this Agreement and such registration is thereafter withdrawn or terminated by Shell for reasons other than the occurrence of one or more events regarding SIMSCI, which event or events may have a material adverse affect upon the business or prospects of SIMSCI, and Shell learns of such event or events after the date of the demand for registration and prior to the date of withdrawal or termination by them and such withdrawal or termination occurs with reasonable promptness thereafter, then SIMSCI shall have no obligation to pay or otherwise bear any fees, expenses or other costs arising out of or relating to such registration.

         1.9 Transfer of Registration Rights. The rights to cause SIMSCI to register shares granted to Shell under Sections 1.2 and 1.3 may be assigned to a transferee or assignee in connection with the transfer or assignment of at least 50,000 Registrable Shares, provided that (i) such transfer or assignment may otherwise be effected in accordance with applicable laws, (ii) such transferee or assignee agrees to be bound by the terms of this Exhibit F, and (iii) SIMSCI is given at least ten (10) days prior written notice of such transfer or assignment.

         1.10 Market Stand-off Agreement. To the extent requested by SIMSCI or any underwriter of SIMSCI, Shell shall not sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the "Stand-Off Period") equal to 90 days following the effective date of a registration statement of SIMSCI filed under the Securities Act except for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement. In order to enforce the foregoing covenant, SIMSCI may impose stock transfer restrictions with respect to the Registrable Shares of each holder until the end of the Stand-Off Period.

         1.11 Termination of Registration Rights. The registration rights granted pursuant to this Exhibit F will terminate upon such time as Shell is then permitted to sell all of the Shares within any three (3) month period pursuant to Rule 144 under the Securities Act.



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

                                  ATTACHMENT 2

                                   ALLOCATION

Tangibles:          $[*]


[*]  Confidential Treatment Requested